UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 10, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Boeing Company (the “Company”) appointed Mr. Robert J. Pasterick, 53, as the Company’s Vice President of Finance and Corporate Controller effective February 10, 2009. In that position, Mr. Pasterick will also act as the Company’s chief accounting officer.

Prior to this appointment, Mr. Pasterick served as the Vice President and Chief Financial Officer for Boeing Commercial Airplanes (“BCA”) since February 2003. In this position, he was responsible for the overall financial management of BCA. In addition to the Finance organizations, Contracts and Business Operations also reported to Mr. Pasterick. From November 2000 until February 2003, he was Vice President and Controller for BCA. In this capacity, he was responsible for the group’s accounting, financial planning and reporting, pricing, estimating and cost management activities. From November 1999 until November 2000, he held the office of Vice President of Financial Planning and Analysis for The Boeing Company. He joined Boeing through the Company’s acquisition of the aerospace and defense units of Rockwell in December 1996.

Mr. Pasterick will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility. No additional compensation or equity has been awarded to Mr. Pasterick in connection with this appointment.

Mr. Pasterick will replace Mr. Harry S. McGee III, who served as the Company’s Vice President of Finance and Corporate Controller since January 2004. Effective upon Mr. Pasterick’s appointment, Mr. McGee became the Company’s Vice President of Strategy Integration for Internal Services.

A copy of the Company’s press release announcing Mr. Pasterick’s appointment and Mr. McGee’s new position is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: February 10, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 10, 2009.